                                                                    Exhibit 3.12

                                   BYLAWS OF
                        SUMMIT CARE TEXAS EQUITY, INC.



                                    ARTICLE I

                                     OFFICES
                                     -------

                   Section 1. PRINCIPAL EXECUTIVE OFFICE. The principal
                              --------------------------
executive office for the transaction of business of the above-named corporation is hereby fixed and located in the County of Los Angeles, State of California. The location may be changed by approval of a majority of the authorized Directors, and additional offices may be established and maintained at such other place or places, either within or without California, as the Board of Directors ("Board") may from time to time designate.

                   Section 2. OTHER OFFICES. Branch or subordinate offices may
                              -------------
at any time be established by the Board of Directors at any place or places where the Corporation is qualified to do business.

                                   ARTICLE II
                             DIRECTORS - MANAGEMENT
                             ----------------------

                   Section 1. PRIMARY PURPOSE OF THIS CORPORATION. Subject to
                              -----------------------------------
the provisions of Article II of the Articles of Incorporation of the corporation relating to purpose, the primary purpose of this corporation is to engage in any lawful acts or act or activity for which incorporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

                   Section 2. RESPONSIBILITY OF BOARD OF DIRECTORS. Subject to
                              ------------------------------------
the provisions of the California General Corporation Law and to any limitations in the Articles of Incorporation of the corporation relating to action required to be approved by the Shareholders, as that term is defined in Section 153 of the California Corporations Code, or by the outstanding shares, as that term is defined in Section 152 of the California Corporations Code, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may delegate the management of the day-to-day operation of the business of the corporation to a management company or other person, provided that the business and affairs of

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the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

                   Section 3. STANDARD OF CARE. Each Director shall perform the
                              ----------------
duties of a Director, including the duties as a member of any committee of the Board upon which the Director may serve, in good faith, in a manner such Director believes to be in the best interests of the corporation, and with such care, including reasonable inquiry, as an ordinary prudent person in a like position would use under similar circumstances.

                   Section 4. NUMBER AND QUALIFICATION OF DIRECTORS. The
                              -------------------------------------
authorized number of Directors shall be three (3) until changed by a duly adopted amendment to the Articles of Incorporation or by an amendment to this Bylaw adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote, as provided in Section 212 of the California Corporations Code.

                   Section 5. ELECTION AND TERM OF OFFICE OF DIRECTORS.
                              ----------------------------------------
Directors shall be elected at each annual meeting of the Shareholders to hold office until the next annual meeting. Each Director, including a Director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

                   Section 6. VACANCIES. Vacancies in the Board may be filled by
                              ---------
a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director, except that a vacancy created by the removal of a Director by the vote or written consent of the Shareholders or by a court order may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders or a majority of the outstanding shares entitled to vote. Each Director so elected shall hold office until the next annual meeting of the Shareholders and until a successor has been elected and qualified.

                   A vacancy or vacancies in the Board shall be deemed to exist in the event of death, resignation, or removal of any Director, or if a Director has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of Directors is increased, or if the Shareholders fail at any meeting of Shareholders at which any Director or Directors are elected, to elect a number of Directors to be voted for at that meeting.

                   The Shareholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the Directors,

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but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote.

                  No reduction of the authorized number of Directors shall have the effect of removing any Director before that Director's term of office expires.


                  Section 7. REMOVAL OF DIRECTORS. The entire Board or any
                             --------------------
individual Director may be removed from office as provided in Sections 302, 303 and 304 of the California Corporations Code. In such case, the remaining Board Members may elect a successor Director to fill such vacancy for the remaining unexpired term of the Director so removed.

                  Section 8. PLACE AND MANNER OF MEETINGS. Meetings of the Board
                             ----------------------------
may be called by the Chairman or any Member of the Board, or the President, or the Secretary, and shall be held at the principal executive office of the corporation, unless some other place is designated in the notice of the meeting. Members of the Board may participate in a meeting through use of a conference telephone or similar communications equipment so long as all Members participating in such a meeting can hear one another. Accurate minutes of any meeting of the Board or any committee thereof, shall be maintained as required by Section 312 of the California Corporations Code by the Secretary or other Officer designated for that purpose.

                   Section 9. ORGANIZATION MEETINGS. The organization meetings
                              ---------------------
of the Board shall be held immediately following the adjournment of the annual meetings of the Shareholders.

                  Section 10. NOTICE AND WAIVER OF MEETINGS. At least forty-
                              -----------------------------
eight (48) hours' notice of the time and place of meetings shall be delivered personally to the Directors or personally communicated to them by a corporate Officer by telephone or telegraph. If the notice is sent to a Director by letter, it shall be addressed to the Director at the Director's address as it is shown upon the records of the corporation, or if it is not so shown on such records or is not readily ascertainable, at the place in which the meetings of the Directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail, postage prepaid, in the place in which the principal executive office of the corporation is located at least four (4) days prior to the time of the holding of a meeting. Such mailing, telegraphing, telephoning or delivery as above provided shall be due, legal and personal notice to such Director.

                   When all of the Directors are present at any Directors' meeting, however called or noticed, and either (i) sign a written

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consent thereto on the records of such meeting, or, (ii) sign a waiver of notice of such meeting or a consent to holding the meeting or an approval of the minutes thereof, whether prior to or after the holding of such meeting, which said waiver, consent or approval shall be filed with the Secretary of the corporation, or, (iii) if a Director attends a meeting without notice but without protesting, prior thereto or at its commencement, the lack of notice, then the transactions thereof are as valid as if had at a meeting regularly called and noticed.

                   Section 11. SOLE DIRECTOR PROVIDED BY ARTICLES OF
                               -------------------------------------
INCORPORATION OR BYLAWS. In the event only one (1) Director is required by
-----------------------
these Bylaws or Articles of Incorporation, then any reference herein to notices, waivers, consents, meetings, or other actions by a majority or quorum of the Directors shall be deemed to refer to such notice, waiver, etc., by such sole Director, who shall have the rights and duties and shall be entitled to exercise all of the powers and shall assume all the responsibilities otherwise herein described as given to a Board.

                   Section 12. DIRECTORS ACTION BY UNANIMOUS WRITTEN CONSENT.
                               ---------------------------------------------
Any action required or permitted to be taken by the Board may be taken without a meeting and with the same force and effect as if taken by a unanimous vote of Directors, if authorized by a writing signed individually or collectively by all Members of the Board. Such consent shall be filed with regular minutes of the Board.

                   Section 13. QUORUM. A majority of the number of Directors as
                               ------
fixed by the Articles of Incorporation or Bylaws shall be necessary to constitute a quorum for the transaction of business, and the action of a majority of the Directors present at any meeting at which there is a quorum, when duly assembled, is valid as a corporate act; provided that a majority of the Directors, in the absence of a quorum, may adjourn from time to time, but may not transact any business, notwithstanding the withdrawal of Directors, if any action taken is approved by a majority of the required quorum for such meetings.

                   Section 14. NOTICE OF ADJOURNMENT. Notice of the time and
                               ---------------------
place of holding an adjourned meeting need not be given to absent Directors if the time and place be fixed at the meeting adjourned and held within twenty-four
(24) hours, but if adjourned more than twenty-four (24) hours, notice shall be given to all Directors not present at the time of the adjournment.

                   Section 15. COMPENSATION OF DIRECTORS. Directors, as such,
                               -------------------------
shall not receive any stated salary for their services, but by resolution of the Board a fixed sum, and expense of attendance, if any, may be allowed for attendance at each regular and special

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meeting of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

                   Section 16. COMMITTEES. Committees of the Board may be
                               ----------
appointed By resolution passed by a majority of the whole Board. Committees shall be composed of two (2) or more Members of the Board, and shall have such powers of the Board as may be expressly delegated to it by resolution of the Board, except those powers expressly made non-delegable by Section 311 of the California Corporations Code.

                   Section 17. ADVISORY DIRECTORS. The Board from time to time
                               ------------------
may elect one or more persons to be Advisory Directors who shall not by such appointment be a Member of the Board. Advisory Directors shall be available from time to time to perform special assignments specified by the President, to attend meetings of the Board upon invitation and to furnish consultation to the Board. The period during which the title shall be held may be prescribed by the Board. If no period is prescribed, the title shall be held at the pleasure of the Board.

                   Section 18. RESIGNATIONS. Any Director may resign effective
                               ------------
upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

                                   ARTICLE III
                                    OFFICERS
                                    --------

                   Section 1. OFFICERS. The Officers of the corporation shall be
                              --------
a President, a Secretary, and a Chief Financial Officer. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Chief Financial officers, and such other Officers as may be appointed in accordance with the provisions of Section 3 of this Article III. Any number of offices may be held by the same person.

                   Section 2. ELECTION. The Officers of the corporation, except
                              --------
such Officers as may be appointed in accordance with the provisions of Section 3 or Section 6 of this Article, shall be chosen annually by the Board, and each shall hold office until the Officer shall resign or shall be removed or otherwise disqualified to serve, or a successor shall be elected and qualified.

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         Section 3.  SUBORDINATE OFFICER, ETC. The Board may appoint such other
                     ------------------------
Officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board may form time to time determine.

         Section 4.  REMOVAL AND RESIGNATION OF OFFICERS. Subject to the
                     -----------------------------------
rights, if any, of any Officer under any contract of employment, any Officer may be removed, either with or without cause, upon the affirmative vote of two-thirds (2/3) majority of the members of the Board, at regular or special meeting of the Board, or, except in case of an Officer chosen by the Board, by any Officer upon whom such power of removal may be conferred by the Board.

         Any Officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

         Section 5.  VACANCIES. A vacancy in any office because of death,
                     ---------
resignation, removal, disqualification or any other cause shall be filled in the
manner prescribed in the Bylaws      regular appointments to that office.

         Section 6.  CHAIRMAN OF THE BOARD. The Chairman of the Board, if such
                     ---------------------
an Officer be elected, shall, if present, beside at meetings of the Board and exercise and perform such other powers and duties as may be from time to time assigned by the Board or prescribed by the Bylaws. If there is no President, the Chairman of the Board shall in addition be the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in Section 7 of this
Article III.

         Section 7.  PRESIDENT. Subject to such supervisory powers, if any, as
                     ---------
may be given by the Board to the Chairman of the Board, if there be an Officer, the President shall be the Chief Executive Officer of the corporation and shall, subject to the control of the Board, have general supervision, direction and control of the business and Officers of the corporation. The President shall preside at all meetings of the Shareholders and in the absence of the Chairman of the Board, or it there be none, at all meetings of the Board. The President shall be ex-officio a member of all the standing committees, including the Executive Committee, if any and shall have the general powers and duties of management usually vested in the office of President of a

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corporation, and shall have such other powers and duties as may be prescribed by the Board or the Bylaws.

                  Section 8. VICE PRESIDENT. In the absence or disability of the
                             --------------
President, the Vice Presidents, if any, in order of their rank as fixed by the Board, or if not ranked, the vice President designated by the Board, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to, all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board or the Bylaws.

                  Section 9. SECRETARY. The Secretary shall keep, or cause to be
                             ---------
kept, a book of minutes at the principal office or such other place as the Board may order, of all meetings of Directors and Shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Directors' meetings, the number of shares present or represented at Shareholder's meetings and the proceedings thereof.

                  The Secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation's transfer agent, a share register, or duplicate share register, showing the names of the Shareholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

                  The Secretary shall give, or cause to be given, notice of all the meetings of the Shareholders and of the Board required by the Bylaws or by law to be given. The Secretary shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board or by the Bylaws.

                   Section 10. CHIEF FINANCIAL OFFICER. The Chief Financial
                               -----------------------
Officer shall keep and maintain, or cause to be kept and maintained in accordance with generally accepted accounting principles, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, earning (or surplus) and shares. The books of account shall at all reasonable times be open to inspection by any Director .

                   This Office shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board. The Chief

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Financial Officer shall disburse the funds of the corporation as may be ordered by the Board, shall render to the President and Directors, whenever they request it, an account of all of his or her transactions and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board or the Bylaws.

                                   ARTICLE IV
                             SHAREHOLDERS' MEETINGS
                             ----------------------

                  Section 1. PLACE OF MEETINGS. All meetings of the
                             -----------------
Shareholders shall be held at the principal executive office of the corporation unless some other appropriate or convenient location be designated for that purpose from time to time by the Board.

                  Section 2. ANNUAL MEETINGS. The annual meetings of the
                             ---------------
Shareholders shall be held each year on a date and at a time designated by the Board of Directors. The date so designated shall be within five (5) months after the end of the fiscal year of the corporation and within fifteen (15) months after the last annual meeting.

                  At the annual meeting, the Shareholders shall elect a Board, consider reports of the affairs of the corporation and transact such other business as may be properly brought before the meeting.

                   Section 3. SPECIAL MEETINGS. Special meetings of the
                              ----------------
Shareholders may be called at any time by the Board, the Chairman of the Board, the President, a Vice President, the Secretary, or by one or more Shareholders holding not less than one-tenth (1/10) of the voting power of the corporation. Except as next provided, notice shall be given as for the annual meeting.

                  Upon receipt of a written request addressed to the Chairman, President, Vice President, or Secretary, mailed or delivered personally to such Officer by any person (other than the Board) entitled to call a special meeting of Shareholders, such Officer shall cause notice to be given, to the Shareholders entitled to vote, that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of such request. If such notice is not given within twenty (20) days after receipt of such request, the persons calling the meeting may give notice thereof in the manner provided by these Bylaws or apply to the Superior Court as provided in Section 305(c) of the California Corporations Code.

                   Section 4. NOTICE OF MEETINGS - REPORTS. Notice of meetings,
                              ----------------------------
annual or special, shall be given in writing not less

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than ten (10) nor more than sixty (60) days before the date of the meeting to
Shareholders entitled to vote thereat. Such notice shall be given by the Secretary or the Assistant Secretary, or if there be no such Officer, or in the case of his or her neglect or refusal, by any Director or Shareholder.

                   Such notices or any reports shall be given personally or by mail or other means of written communication as provided in Section 601 of the California Corporations Code and shall be sent to the Shareholder's address appearing on the books of the corporation, or supplied by him or her to the corporation for the purpose of notice, and in the absence thereof, as provided in Section 601 of the California Corporations Code.

                   Notice of any meeting of Shareholders shall specify the place, the day and the hour of meeting, and (1) in case of a special meeting, the general nature of the business to be transacted and no other business may be transacted, or (2) in the case of an annual meeting, those matters which the Board at date of mailing, intends to present for action by the Shareholders. At any meetings where Directors are to be elected, notice shall include the names of the nominees, if any, intended at date of notice to be presented by management for election.

                   If a Shareholder supplies no address, notice shall be deemed to have been given if mailed to the place where the principal executive office of the corporation, in California, is situated, or published at least once in some newspaper or general circulation in the County of said principal executive office.

                   Notice shall be deemed given at the time it is delivered personally or deposited in the mail or sent by other means of written communication. The Officer giving such notice or report shall prepare and file an affidavit or declaration thereof.

                   When a meeting is adjourned for forty-five (45) days or more, notice of the adjourned meeting shall be given as in case of an original meeting. Save, as aforesaid, it shall not be necessary to give any notice of adjournment or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which such adjournment is taken.

                   Section 5. WAIVER OF NOTICE OR CONSENT BY ABSENT
                              -------------------------------------
SHAREHOLDERS. The transactions of any meeting of Shareholders, however, called
------------
or noticed, shall be valid as though had at a meeting duly held after regular call and notice, if a quorum, be present either in person or by proxy, and if, either before or after the meeting, each of the Shareholders entitled to vote, not present in person or by proxy, sign a written waiver of notice, or a consent to the holding of such meeting or an approval of the

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minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance shall constitute a waiver of notice, unless objection shall be made as provided in section 601(e) of the California Corporations Code.

                   Section 6.   SHAREHOLDERS ACTING WITHOUT A MEETING -
                                ----------------------------------------
DIRECTORS. Any action which may be taken at a meeting of the Shareholders, may
---------
be taken without a meeting or notice of meeting if authorized by a writing signed by all of the Shareholders entitled to vote at a meeting for such purpose, and filed with the Secretary of the corporation, provided, further, that while ordinarily Directors can only be elected by unanimous written consent under Section 603(d) of the California Corporations Code, if the Directors fail to fill a vacancy, then a Director to fill that vacancy may be elected by the written consent of persons holding a majority of shares entitled to vote for the election of Directors.

                   Section 7. OTHER ACTIONS WITHOUT A MEETING. Unless otherwise
                              -------------------------------
provided in the California Corporations Code or the Articles, any action which may be taken at any annual or special meeting of Shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                   Unless the consents of all Shareholders entitled to vote have been solicited in writing,

                   (1) Notice of any Shareholder approval pursuant to Sections 310, 317, 1201 or 2007 of the California Corporations Code without a meeting by less than unanimous written consent shall be given at least ten (10) days before the consummation of the action authorized by such approval, and

                   (2) Prompt notice shall be given of the taking of any other corporate action approved by Shareholders without a meeting by less than unanimous written consent, to each of those Shareholders entitled to vote who have not consented in writing.

                   Any Shareholder giving a written consent, or the Shareholder's proxyholders, or a transferee of the shares of a personal representative of the Shareholder or their respective

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proxyholders, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the corporation.

                   Section 8.  QUORUM. The holders of a majority of the shares
                               ------
entitled to vote thereat, present in person, or represented by proxy shall constitute a quorum at all meetings of the Shareholders of the transaction of business except as otherwise provided by law, by the Articles of Incorporation, or by these Bylaws. If, however, such majority shall not be present or represented at any meeting of the Shareholders, the Shareholders entitled to vote thereat, present in person, or by proxy, shall have the power to adjourn the meeting from time to time, until the requisite amount of voting shares shall be present. At such adjourned meeting at which the requisite amount of voting shares shall be represented, any business may be transacted which might have been transacted at a meeting as originally notified.

                   If a quorum be initially present, the Shareholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum, if any action taken is approved by a majority of the Shareholders required to initially constitute a quorum.

                   Section 9.  VOTING. Only persons in whose names shares
                               ------
entitled to vote stand on the stock records of the corporation on the date of any meeting of Shareholders, unless some other day be fixed by the Board for the determination of Shareholders of record, and then such other day, shall be entitled to vote at such meeting.

                   Provided the candidate's name has been placed in nomination prior to the voting and one or more Shareholders has given notice at the meeting prior to the voting of the Shareholder's intent to cumulate the Shareholder's votes, every Shareholder entitled to vote at any election for Directors of any corporation for profit may cumulate their votes and give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which his or her shares are entitled, or distribute his or her votes on the same principle among as many candidates as he or she thinks fit.

                   The candidates receiving the highest number of votes up to the number of Directors to be elected are elected.

                   The Board may fix a time in the future not exceeding thirty
(30) days preceding the date of any meeting of Shareholders

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or the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the Shareholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any allotment of conversion or exchange of shares. In such case only Shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting, or to receive such dividends, distribution or allotment of rights, or to exercise such rights, as the case may be notwithstanding any transfer of any share on the books of the corporation after any record date fixed as aforesaid. The Board may close the books of the corporation against transfers of shares during the whole or any part of such period.

                   Section 10.  PROXIES. Every Shareholder entitled to vote, or
                                -------
to execute consents, may do so, either in person or by written proxy, executed in accordance with the provisions of Section 604 and 705 of the California Corporations Code and filed with the Secretary of the corporation.

                   Section 11.  ORGANIZATION. The President, or in the absence
                                ------------
of the President, any Vice President, shall call the meeting of the Shareholders to order, and shall act as chairman of the meeting. In the absence of the President and all of the Vice Presidents, Shareholders shall appoint a chairman for such meeting. The Secretary of the corporation shall act as Secretary of all meetings of the Shareholders, but in the absence of the Secretary at any meeting of the Shareholders, the presiding Officer may appoint any person to act as Secretary of the meeting.

                   Section 12.  INSPECTORS OF ELECTION. In advance of any
                                ----------------------
meeting of Shareholders the Board may, if they so elect, appoint inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election be not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any such meeting, may, and on the request of any Shareholder or his or her proxy shall, make such appointment at the meeting in which case the number of inspectors shall be either one (1) or three (3) as determined by the majority of the Shareholders represented at the meeting.

                                   ARTICLE V
                      CERTIFICATES AND TRANSFER OF SHARES
                      -----------------------------------

                   Section 1. CERTIFICATES FOR SHARES. Certificates for shares
                              -----------------------
shall be of such form and device as the Board may designate and shall state the name of the record holder of the shares represented thereby; its number; the date of issuance; the number of shares for which it is issued; a statement of the rights,

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privileges, preferences and restrictions, if any; a statement as to the redemption or conversion, if any; a statement of liens or restrictions upon transfer or voting, if any; if the shares are assessable or, if assessments are collectible by personal action, a plain statement of such facts.

                   All certificates shall be signed in the name of the corporation by the Chairman of the Board or Vice Chairman of the Board or the President or Vice President and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the Shareholder.

                   Any or all of the signatures on the certificate may be facsimile. In case any Officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that Officer, transfer agent, or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an Officer, transfer agent, or registrar at the date of issue.

                   Section 2. TRANSFER ON THE BOOKS. Upon surrender to the
                              ---------------------
Secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                   Section 3. TRANSFER AGENTS AND REGISTRARS. The Board may
                              ------------------------------
appoint one or more transfer agents or transfer clerks, and one or more registrars, which shall be an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board may designate.

                   Section 4.  LOST OR DESTROYED CERTIFICATES. Any person
                               ------------------------------
claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and shall, if the Directors so require, give the corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board, in at least double the value of the stock represented by said certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

                   Section 5.  CLOSING STOCK TRANSFER BOOKS - RECORD DATE. In
                               ------------------------------------------
order that the corporation may determine the Shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty
(60) nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days prior to any other action.

                   If no record date is fixed; the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the business day next preceding the date on which notice is given, or if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. The record date for determining Shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is given.

                   The record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereat, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

                   Section 6.  LEGEND CONDITION. In the event any shares of this
                               ----------------
corporation are issued pursuant to a permit or exemption therefrom requiring the imposition of a legend condition, the person or persons issuing or transferring said shares shall make sure said legend appears on the certificate and shall not be required to transfer any shares free of such legend unless an amendment to such permit or a new permit be first issued so authorizing such a deletion.

                                  ARTICLE VI
                        RECORDS - REPORTS - INSPECTION


                   Section 1.  RECORDS. The corporation shall maintain, in
                               -------
accordance with generally accepted accounting principles, adequate and correct accounts, books and records of its business and properties. All of such books, records and accounts shall be kept at its principal executive office in the State of California, as fixed by the Board from time to time.

                   Section 2.  INSPECTION OF BOOKS AND RECORDS. All books and
                               -------------------------------
records provided for in Section 1500 of the California Corporations Code shall be open to inspection of the Directors and Shareholders from time to time and in the manner provided in said Sections 1600 - 1602 of the California. Corporations Code.

                   Section 3.  CERTIFICATION AND INSPECTION OF BYLAWS.
                               --------------------------------------
The original or a copy of these Bylaws, as amended or otherwise altered to date, certified by the Secretary, shall be kept at the corporation's principal executive office and shall be open to inspection by the Shareholders of the corporation at all reasonable times during office hours, as provided in
Section 213 of the California Corporations Code.

                   Section 4.  CHECKS, DRAFTS, ETC. All checks, drafts or other
                               -------------------
orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board.

                   Section 5. CONTRACT, ETC., -- HOW EXECUTED. The Board, except
                              -------------------------------
as in the Bylaws otherwise provided, may authorize any Officer or Officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board, no Officer, agent or employee shall have any power or authority to bind the corporation by any contract or agreement, or to pledge its credit, or to render it liable for any purpose or to any amount, except as provided in Section 313 of the California Corporation Code.

                                  ARTICLE VII
                                    REPORTS
                                    -------

                  Section 1. FINANCIAL STATEMENTS. A copy of any annual
                             --------------------
financial statement and any income statement of the corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the corporation as of the end of each such period, that has been prepared by the corporation shall be kept on file in the principal executive office of the corporation for twelve (12) months and each such statement shall be exhibited at all reasonable times to any shareholder demanding an examination of any such statement or a copy shall be mailed to any such shareholder.

                  Section 2.  WAIVER. The annual report to Shareholders referred
                              ------
to in Section 1501 of the California Corporations Code is expressly dispensed with so long as this corporation shall have less than one hundred (100) Shareholders. However, nothing herein shall be interpreted as prohibiting the Board from issuing annual or other periodic reports to the Shareholders of the corporation as they consider appropriate.

                                 ARTICLE VIII
                             AMENDMENTS TO BYLAWS
                             --------------------

                   Section 1.  AMENDMENT BY SHAREHOLDERS. New Bylaws may be
                               -------------------------
adopted or these Bylaws way be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the Articles of Incorporation of the corporation set forth the number of authorized Directors of the corporation, the authorized number of Directors may be changed only by an amendment of the Articles of Incorporation.

                   Section 2.  POWERS OF DIRECTORS. Subject to the right of the
                               -------------------
Shareholders to adopt, amend or repeal Bylaws, as provided in Section 1 of this
Article VIII, the affirmative vote of two-thirds (2/3) majority of the members of the Board may adopt, amend or repeal any of these Bylaws other than a Bylaw or amendment thereof changing the authorized number of Directors.

                   Section 3.  RECORDS OF AMENDMENTS. Whenever an amendment or
                               ---------------------
new Bylaw is adopted, it shall be copied in the book of Bylaws, in the appropriate place. If any Bylaw is repealed, the fact or repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in said book.

                                  ARTICLE IX
                                CORPORATE SEAL
                                --------------

                   The corporate seal shall be circular in form, and shall have inscribed thereon the name of the corporation, the date of its incorporation, and the word "California".

                                   ARTICLE X
                    IDEMINFICATION OF DIRECTORS, OFFICERS,
                    --------------------------------------
                          EMPLOYEES AND OTHER AGENTS
                          --------------------------

                   Except with respect to professional malpractice, the corporation shall to the maximum extent permitted by the California General Corporation Law, indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was an agent of the corporation. For purposes of this Section, an "agent" of the corporation includes any person who is or was a director, officer, employee, or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, or was a director, officer, employee, or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

                                  ARTICLE XI
                                 MISCELLANEOUS
                                 -------------

                   Section 1. REPRESENTATION OF SHARES IN OTHER CORPORATIONS.
                              ----------------------------------------------
Shares of other corporations standing in the name of this corporation may be voted or represented and all incidents thereto may be exercised on behalf of the corporation by the Chairman of the Board, the President or any Vice President and the Secretary or an Assistant Secretary.

                   Section 2. SUBSIDIARY CORPORATIONS. Shares of this
                              -----------------------
corporation owned by a subsidiary shall not be entitled to vote on any matter. A subsidiary for these purposes is defined as a corporation, the shares of which possessing more than twenty-five percent (25%) of the total combined voting power of all classes of shares entitled to vote, are owned directly or indirectly through one (1) or more subsidiaries.

                   Section 3. ACCOUNTING YEAR. The accounting year of the
                              ---------------
corporation shall be fixed by resolution of the Board of Directors.

                                 CERTIFICATION
                                 -------------


                  I, John Farber, the Secretary of Summit Care Texas Equity,

Inc., a California corporation, do hereby certify that the Bylaws attached hereto, comprising seventeen (17) pages, constitute the Bylaws of said corporation which were adopted by the Board of Directors of said corporation on the 29th day of January, 1996.



                                       [SIGNATURE APPEARS HERE]
                                  --------------------------------------